Exhibit 99.1Exhibit 99.1

News Release
nVent Reports Second Quarter 2019 Financial Results
2% reported, 3% organic growth in Enclosures and Electrical & Fastening Solutions;
declines in Thermal Management

•	Reported sales of $540 million were down 1%; Organic sales up 1%

•	Reported EPS of $0.35; Adjusted EPS of $0.44

•	Reported return on sales of 16.1% or 19.4% on an adjusted basis

•	Repurchased approximately $233 million in nVent shares during the first half, representing approximately 5% of shares outstanding

Reconciliations of GAAP (reported) to Non-GAAP measures are in the attached financial tables.
LONDON, UNITED KINGDOM – August 1, 2019 – nVent Electric plc (NYSE:NVT) (“nVent”), a global leader in electrical connection and protection solutions, today announced financial results for the second quarter of 2019 and provided guidance for the third quarter and full-year 2019.
Second quarter sales of $540 million were down 1 percent relative to the second quarter 2018 and grew 1 percent organically, which excludes the impact from currency fluctuations. Second quarter 2019 earnings per diluted share (“EPS”) were $0.35, while on an adjusted basis, the company had EPS of $0.44. Segment income, adjusted net income, free cash flow and adjusted EPS are described in the attached schedules.
Second quarter 2019 operating income was $87 million, up 33 percent from $65 million in the second quarter of 2018. On an adjusted basis, segment income was $105 million, down 2 percent compared to the second quarter of 2018.
Net cash provided by operating activities was $58 million in the first half of 2019 and total free cash flow was $46 million. The company continues to target full-year free cash flow of approximately 100 percent of adjusted net income.
"We delivered another quarter of solid sales growth in both Enclosures and Electrical & Fastening Solutions. Our Thermal Management business was challenged in Commercial and longer cycle Energy. We continue to make progress with our One nVent strategy improving our new product vitality, strengthening our digital capabilities and growing in focused verticals," said Beth Wozniak, nVent's chief executive officer. "We are excited about the pending Eldon acquisition which is a great fit with our Enclosures portfolio and will accelerate our global growth."

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SECOND QUARTER PERFORMANCE ($ in millions)

nVent Electric plc
	Three months ended
	June 30, 2019	June 30, 2018	% / point change
Net Sales	$540	$543	-1%
Organic			1%
Operating Income	$87	$65	33%
Reported ROS	16.1%	12.0%
Segment Income	$105	$107	-2%
Adjusted ROS	19.4%	19.7%	-30 bps

Enclosures
	Three months ended
	June 30, 2019	June 30, 2018	% / point change
Net Sales	$260	$256	2%
Organic			3%
ROS	18.5%	18.7%	-20 bps

Thermal Management
	Three months ended
	June 30, 2019	June 30, 2018	% / point change
Net Sales	$129	$139	-7%
Organic			-4%
ROS	19.6%	21.9%	-230 bps

Electrical & Fastening Solutions ("EFS")
	Three months ended
	June 30, 2019	June 30, 2018	% / point change
Net Sales	$151	$148	2%
Organic			3%
ROS	27.6%	27.6%	0 bps

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GUIDANCE FOR FULL-YEAR AND THIRD QUARTER 2019
The company now estimates reported sales growth for the full-year 2019 of down 2 percent to up 1 percent, which represents flat to up 2 percent organic growth versus the prior year. The company expects full-year 2019 EPS of $1.45 to $1.53 on a GAAP basis and adjusted EPS of $1.76 to $1.84.
The company estimates reported sales for the third quarter of 2019 to be down 2 percent to up 1 percent, which represents down 1 percent to up 2 percent on an organic basis. The company estimates third quarter 2019 EPS on a GAAP basis of $0.40 to $0.44 and adjusted EPS of $0.47 to $0.51.
Full-year EPS guidance includes the estimated impact of the proposed U.S. tax regulations announced in December 2018.
Guidance excludes any impact from the pending acquisition of Eldon.
DIVIDENDS
nVent previously announced on May 10, 2019 that its Board of Directors approved a regular cash dividend of $0.175 per share, payable during the third quarter on August 2, 2019.

EARNINGS CONFERENCE CALL
nVent’s management team will discuss the company’s second quarter performance on a conference call with analysts and investors at 8:00 a.m. Eastern Daylight Time today. A live audio webcast of the conference call and materials will be available through the “Investor Relations” section of the company’s website (http://investors.nvent.com). To participate, please dial 855-493-3495 or 720-405-2160 along with conference number 2818078 approximately ten minutes before the 8:00 a.m. EDT start. A replay of the conference call will be made accessible once it becomes available and will remain accessible through midnight on September 6, 2019 by dialing 855-859-2056 or 404-537-3406, along with the above conference number.

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About nVent

nVent is a leading global provider of electrical connection and protection solutions. We believe our inventive electrical solutions enable safer systems and ensure a more secure world. We design, manufacture, market, install and service high performance products and solutions that connect and protect some of the world's most sensitive equipment, buildings and critical processes. We offer a comprehensive range of enclosures, electrical connections and fastening and thermal management solutions across industry-leading brands that are recognized globally for quality, reliability and innovation. Our principal office is in London, United Kingdom and our management office in the United States is in Minneapolis, Minnesota. Our robust portfolio of leading electrical product brands dates back more than 100 years and includes nVent CADDY, ERICO, HOFFMAN, RAYCHEM, SCHROFF and TRACER.
nVent, CADDY, ERICO, HOFFMAN, RAYCHEM, SCHROFF and TRACER are trademarks owned or licensed by nVent Services GmbH or its affiliates.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

This press release contains statements that we believe to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact are forward-looking statements. Without limitation, any statements preceded or followed by or that include the words “targets,” “plans,” “believes,” “expects,” “intends,” “will,” “likely,” “may,” “anticipates,” “estimates,” “projects,” “forecasts,” “should,” “would,” “positioned,” “strategy,” “future,” or words, phrases or terms of similar substance or the negative thereof, are forward-looking statements. All projections in this press release are also forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, assumptions and other factors, some of which are beyond our control, which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors include adverse effects on our business operations or financial results as a result of the consummation of our separation from Pentair (the "Separation"); the ability of our business to operate independently following the Separation; overall global economic and business conditions impacting our business; the ability to achieve the benefits of our restructuring plans; the ability to successfully identify, finance, complete and integrate acquisitions; competition and pricing pressures in the markets we serve, including the impacts of tariffs; the strength of housing and related markets; volatility in currency exchange rates and commodity prices; inability to generate savings from excellence in operations initiatives consisting of lean enterprise, supply management and cash flow practices; increased risks associated with operating foreign businesses; the ability to deliver backlog and win future project work; failure of markets to accept new product introductions and enhancements; the impact of changes in laws and regulations, including those that limit U.S. tax benefits; the outcome of litigation and governmental proceedings; and the ability to achieve our long-term strategic operating goals. Additional information concerning these and other factors is contained in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K, as amended. All forward-looking statements speak only as of the date of this press release. nVent assumes no obligation, and disclaims any obligation, to update the information contained in this press release.
All statements made about our anticipated Eldon acquisition, including the anticipated benefits of the acquisition, are forward-looking statements subject to risks and uncertainties, such as the company’s ability to close the acquisition on the expected terms and schedule, the company’s ability to obtain regulatory approvals and satisfy other closing conditions, and the company’s ability to integrate the acquisition successfully, as well as other risk factors contained in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2018, as amended.

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Investor Contact
J.C. Weigelt
Vice President, Investor Relations
nVent
763.204.7750
JC.Weigelt@nVent.com

Media Contact
Jill Saletta
Vice President, Communications
nVent
763.204.7771
Jill.Saletta@nVent.com

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nVent Electric plc
Condensed Consolidated and Combined Statements of Income (Unaudited)

	Three months ended		Six months ended
In millions, except per-share data	June 30, 2019	June 30, 2018	June 30, 2019	June 30, 2018
Net sales	$539.5	$542.7	$1,077.5	$1,081.6
Cost of goods sold	327.3	323.3	655.4	653.3
Gross profit	212.2	219.4	422.1	428.3
% of net sales	39.3%	40.4%	39.2%	39.6%
Selling, general and administrative	113.1	143.1	233.2	275.0
% of net sales	21.0%	26.4%	21.6%	25.4%
Research and development	12.1	11.0	24.4	22.4
% of net sales	2.2%	2.0%	2.3%	2.1%
Operating income	87.0	65.3	164.5	130.9
% of net sales	16.1%	12.0%	15.3%	12.1%
Net interest expense	11.9	9.3	22.4	9.9
Other expense	1.0	5.1	1.9	6.3
Income before income taxes	74.1	50.9	140.2	114.7
Provision for income taxes	13.2	7.6	22.9	19.1
Effective tax rate	17.8%	14.9%	16.3%	16.7%
Net income	$60.9	$43.3	$117.3	$95.6
Earnings per ordinary share
Basic	$0.36	$0.24	$0.67	$0.53
Diluted	$0.35	$0.24	$0.67	$0.53
Weighted average ordinary shares outstanding
Basic	171.5	178.5	174.0	178.7
Diluted	173.0	180.8	175.6	181.0
Cash dividends paid per ordinary share	$0.175	$—	$0.35	$—

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nVent Electric plc
Condensed Consolidated Balance Sheets (Unaudited)

	June 30, 2019	December 31, 2018
In millions
Assets
Current assets
Cash and cash equivalents	$25.3	$159.0
Accounts and notes receivable, net	349.6	340.9
Inventories	248.3	228.2
Other current assets	125.0	118.4
Total current assets	748.2	846.5
Property, plant and equipment, net	264.5	264.8
Other assets
Goodwill	2,235.5	2,234.3
Intangibles, net	1,144.3	1,173.3
Other non-current assets	72.3	33.8
Total other assets	3,452.1	3,441.4
Total assets	$4,464.8	$4,552.7
Liabilities and Equity
Current liabilities
Current maturities of long-term debt and short-term borrowings	$15.0	$12.5
Accounts payable	139.3	186.4
Employee compensation and benefits	64.0	75.8
Other current liabilities	181.7	187.0
Total current liabilities	400.0	461.7
Other liabilities
Long-term debt	1,041.1	929.2
Pension and other post-retirement compensation and benefits	178.7	177.9
Deferred tax liabilities	223.0	224.8
Other non-current liabilities	84.2	72.0
Total liabilities	1,927.0	1,865.6
Equity	2,537.8	2,687.1
Total liabilities and equity	$4,464.8	$4,552.7

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nVent Electric plc
Condensed Consolidated and Combined Statements of Cash Flows (Unaudited)

	Six months ended
In millions	June 30, 2019	June 30, 2018
Operating activities
Net income	$117.3	$95.6
Adjustments to reconcile net income to net cash provided by (used for) operating activities
Depreciation	17.2	18.3
Amortization	30.2	30.6
Deferred income taxes	(2.2)	(18.3)
Share-based compensation	8.4	5.4
Changes in assets and liabilities, net of effects of business acquisitions
Accounts and notes receivable	(7.6)	(22.3)
Inventories	(19.7)	(8.7)
Other current assets	(7.5)	(6.0)
Accounts payable	(44.0)	(18.4)
Employee compensation and benefits	(11.9)	(5.7)
Other current liabilities	(21.5)	24.1
Other non-current assets and liabilities	(0.9)	(13.0)
Net cash provided by (used for) operating activities	57.8	81.6
Investing activities
Capital expenditures	(17.6)	(9.7)
Proceeds from sale of property and equipment	6.1	2.3
Acquisitions, net of cash acquired	—	(2.0)
Net cash provided by (used for) investing activities	(11.5)	(9.4)
Financing activities
Net receipts of revolving long-term debt	119.0	—
Proceeds from long-term debt	—	1,000.0
Repayments of long-term debt	(5.0)	—
Debt issuance costs	—	(9.9)
Dividends paid	(61.5)	—
Cash provided at separation to former Parent	—	(993.6)
Shares issued to employees, net of shares withheld	5.2	5.0
Repurchases of ordinary shares	(235.7)	—
Net cash provided by (used for) financing activities	(178.0)	1.5
Effect of exchange rate changes on cash and cash equivalents	(2.0)	(9.1)
Change in cash and cash equivalents	(133.7)	64.6
Cash and cash equivalents, beginning of year	159.0	26.9
Cash and cash equivalents, end of year	$25.3	$91.5

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nVent Electric plc
Supplemental Financial Information by Reportable Segment (Unaudited)

	2019			2018
In millions	First Quarter	Second Quarter	Six Months	First Quarter	Second Quarter	Six Months
Net sales
Enclosures	$255.5	$260.0	$515.5	$254.1	$255.6	$509.7
Thermal Management	145.1	128.8	273.9	147.9	139.0	286.9
Electrical & Fastening Solutions	137.4	150.7	288.1	136.9	148.1	285.0
Total	$538.0	$539.5	$1,077.5	$538.9	$542.7	$1,081.6
Segment income (loss)
Enclosures	$45.6	$48.2	$93.8	$40.6	$47.9	$88.5
Thermal Management	34.3	25.3	59.6	33.5	30.4	63.9
Electrical & Fastening Solutions	31.2	41.6	72.8	31.7	40.9	72.6
Other	(14.9)	(10.3)	(25.2)	(12.3)	(12.4)	(24.7)
Total	$96.2	$104.8	$201.0	$93.5	$106.8	$200.3
Return on sales
Enclosures	17.8%	18.5%	18.2%	16.0%	18.7%	17.4%
Thermal Management	23.6%	19.6%	21.8%	22.7%	21.9%	22.3%
Electrical & Fastening Solutions	22.7%	27.6%	25.3%	23.2%	27.6%	25.5%
Total	17.9%	19.4%	18.7%	17.4%	19.7%	18.5%

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nVent Electric plc
Reconciliation of the GAAP year ended December 31, 2019 to the non-GAAP financial measures excluding the effect of 2019 adjustments (Unaudited)

	Actual		Forecast (1)
In millions, except per-share data	First Quarter	Second Quarter	Third Quarter	Full Year
Net sales	$538.0	$539.5
Operating income	77.5	87.0
% of net sales	14.4%	16.1%
Adjustments:
Restructuring and other	3.6	2.7
Intangible amortization	15.1	15.1
Segment income	$96.2	$104.8
Return on sales	17.9%	19.4%
Net income - as reported	$56.4	$60.9	$72	$258
Adjustments to operating income	18.7	17.8	15	66
Income tax adjustments	(5.6)	(3.3)	(3)	(13)
Net income - as adjusted	$69.5	$75.4	$84	$311
Diluted earnings per ordinary share
Diluted earnings per ordinary share - as reported	$0.32	$0.35	$0.40 - $0.44	$1.45 - $1.53
Adjustments	0.07	0.09	0.07	0.31
Diluted earnings per ordinary share - as adjusted	$0.39	$0.44	$0.47 - $0.51	$1.76 - $1.84
(1) Forecast information represents an approximation

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nVent Electric plc
Reconciliation of the GAAP year ended December 31, 2018 to the non-GAAP financial measures excluding the effect of 2018 adjustments (Unaudited)

In millions, except per-share data	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
Net sales	$538.9	$542.7	$563.9	$568.1	$2,213.6
Operating income	65.6	65.3	93.7	86.2	310.8
% of net sales	12.2%	12.0%	16.6%	15.2%	14.0%
Adjustments:
Restructuring and other	2.8	2.3	1.3	1.3	7.7
Intangible amortization	15.4	15.2	15.2	15.1	60.9
Separation costs	9.7	24.8	4.8	5.7	45.0
Corporate allocations	—	(0.8)	—	—	(0.8)
Segment income	$93.5	$106.8	$115.0	$108.3	$423.6
Return on sales	17.4%	19.7%	20.4%	19.1%	19.1%
Net income - as reported	$52.3	$43.3	$68.2	$67.0	$230.8
Interest expense adjustment - pro forma	(5.6)	—	—	—	(5.6)
Adjustments to operating income	27.9	41.5	21.3	22.1	112.8
Pension and other post-retirement mark-to-market loss	—	4.1	—	2.9	7.0
Income tax adjustments	(4.0)	(9.8)	(5.5)	(11.7)	(31.0)
Net income - pro forma adjusted	$70.6	$79.1	$84.0	$80.3	$314.0
Diluted earnings per ordinary share - pro forma adjusted
Diluted earnings per ordinary share - pro forma	$0.29	$0.24	$0.38	$0.37	$1.28
Adjustments	0.10	0.20	0.08	0.08	0.46
Diluted earnings per ordinary share - as adjusted	$0.39	$0.44	$0.46	$0.45	$1.74

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nVent Electric plc
Reconciliation of Net Sales Growth to Organic Net Sales Growth by Segment
for the quarter ended June 30, 2019 (Unaudited)

	Actual
	Q2 Net Sales Growth
	Organic	Currency	Acq./Div.	Total
nVent	1.4%	(2.0)%	—%	(0.6)%
Enclosures	3.3%	(1.6)%	—%	1.7%
Thermal Management	(4.3)%	(3.0)%	—%	(7.3)%
Electrical & Fastening Solutions	3.4%	(1.6)%	—%	1.8%

nVent Electric plc
Reconciliation of Net Sales Growth to Organic Net Sales Growth by Segment
for the quarter ending September 30, 2019 and year ending December 31, 2019 (Unaudited)

	Forecast (1)
	Q3 Net Sales Growth				Full Year Net Sales Growth
	Organic	Currency	Acq./Div.	Total	Organic	Currency	Acq./Div.	Total
nVent	(1) - 2%	(1)%	—%	(2) - 1%	0 - 2%	(1) - (2)%	—%	(2) - 1%
Enclosures					1 - 3%	(1)%	—%	0 - 2%
Thermal Management					(2) - 2%	(2)%	—%	(4) - 0%
Electrical & Fastening Solutions					2 - 4%	(1)%	—%	1 - 3%
(1) Forecast information represents an approximation

nVent Electric plc
Reconciliation of cash from operating activities to free cash flow (Unaudited)

	Three months ended	Six months ended
In millions	June 30, 2019	June 30, 2019
Net cash provided by (used for) operating activities	$70.9	$57.8
Capital expenditures	(8.4)	(17.6)
Proceeds from sale of property and equipment	0.1	6.1
Free cash flow	$62.6	$46.3